EXHIBIT 99.C

News For Immediate Release

Jeffrey I. Beason to Leave El Paso Corporation in 2006

HOUSTON, TEXAS, May 6, 2005—El Paso Corporation (NYSE:EP) announced today that Jeffrey I. Beason, senior vice president and controller, intends to leave the company.

“Jeff has more than 26 years of exceptional service to the company, and we appreciate his dedication and commitment to El Paso,” said Doug Foshee, president and chief executive officer of El Paso Corporation. “He has exemplified El Paso’s values during his tenure and will be missed.”

El Paso will immediately begin a search for Beason’s replacement. Beason has agreed to remain with the company through the filing of the 2005 financial statements to assist with any transition issues.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner. The company owns North America’s largest natural gas pipeline system and one of North America’s largest independent natural gas producers. For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to retain qualified members of management; our ability to implement and achieve our objectives in the long-range plan, including achieving our debt-reduction targets; our ability to successfully construct and operate our announced pipeline projects; the uncertainties associated with governmental regulation; and other factors described in the company’s (and its affiliates’) Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Public Relations
Bruce L. Connery, Vice President
Office: (713) 420-5855
Fax: (713) 420-4417

Media Relations
Aaron Woods, Manager
Office: (713) 420-6828
Fax: (713) 420-6341